EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	Chapter I 1

NOVA HOLDING CLINTON COUNTY,	Case No. 09-11081 (KG)
LLC, et al.,1	(Jointly Administered)

Debtors.	Re: Docket No. 455

ORDER GRANTING DEBTORS' MOTION FOR ENTRY
OF AN ORDER DISMISSING CHAPTER 11 CASES, APPROVING
MECHANISM FOR DISTRIBUTION OF WESTLB'S CARVEOUT AMOUNTS,
AND FOR RELATED RELIEF PURSUANT TO 11 U.S.C. §§ 105(a), 349,
AND 1112(b) AND BANKRUPTCY RULE 9019

Upon the motion of Nova Holding Clinton County, LLC and its affiliated debtors (collectively, the "Debtors"), debtors and debtors in possession in the above-captioned cases, for entry of an order (i) dismissing the Debtors' chapter 11 cases; (ii) approving the mechanism for distribution of WestLB's carveout amounts; and (iii) granting related relief (the "Motion")2 ; and after due deliberation, the Court finding that (a) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), (c) good and sufficient notice of the Motion has been provided under the circumstances and no other or further notice is necessary, and (d) sufficient cause exists to grant the relief requested in the Motion pursuant to sections 105(a), 349 and 1112(b) of the Bankruptcy Code and Bankruptcy Rule 9019, which relief is in the best interest of creditors; accordingly,

I
The Debtors and the last four digits of their respective tax identification numbers are: Nova Holding Clinton County. LLC (9944); Nova Biofuels Clinton County, LLC (9809); Nova Holding Seneca, LLC (9237); Nova Biofuels Seneca, LLC (9222); Nova Holding Trade Group, LLC (9278); Nova Biofuels Trade Group, LLC (9269): NBF Operations, LLC (8450); Nova Biosource Technologies, LLC (4403); Biosource America, Inc. (7542); and Nova Biosource Fuels, Inc. (8450).
2
Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Motion.

IT IS HEREBY ORDERED THAT:

1.          The Motion is granted as set forth herein.

2.          The Debtor and the Committee are authorized to establish the Liquidating Trust on the terms set forth in the Motion, to select Wayne Weitz as the Liquidating Trustee, and to execute and deliver the Liquidating Trust Agreement, substantially in the form which has been filed on the docket of these chapter 11 cases at Docket No. 455. The Liquidating Trustee's duties, rights, responsibilities and liabilities shall be defined in and by the Liquidating Trust Agreement. Notwithstanding the foregoing, the Court does not have any jurisdiction over the Liquidating Trust, including, without limitation, in respect of any matter relating to the identification of Beneficiaries (as defined in the Liquidating Trust Agreement) or distributions therefrom.

3.          Upon the occurrence of the closing of the sale of the Seneca Assets and Process Technology to REG Seneca, each of the Debtors and the Committee are authorized to take necessary action to implement the terms of the Liquidating Trust Agreement, including the transfer of the Creditor Distribution into the Liquidating Trust. Notwithstanding any other provision of the Motion or this Liquidating Trust Agreement, the following creditors, and any of such creditors' predecessors, successors, or affiliates, are excluded from all distributions from the Creditor Distribution (collectively, the "Excluded Creditors"): (A) WestLB, (B) the Indenture Trustee, (C) any Noteholder in its capacity as a Noteholder, and (D) Lipid Logistics, LLC. The Excluded Creditors listed in (A) through (D) above, and their respective predecessors, successors, or affiliates, may, however, become Beneficiaries and participate in other distributions of this Liquidating Trust with respect to recoveries under any claims and causes of action pursued in accordance with Section 2.2(e) of the Liquidating Trust Agreement. The

Beneficiaries of the Liquidating Trust shall participate in such distributions, if any, on terms to be agreed to between the Liquidating Trustee and each Beneficiary holding an unsecured claim in excess of $5,000,000.

4.         Each Debtor and the Committee, and each of their respective present and former directors, officers, employees, managers, partners, members and advisors, shall be deemed to forever release, waive and discharge WestLB in its capacities as prepetition and postpetition agent and lender of the Debtors and their estates and each of WestLB's present and former director, officer, employee, manager, partner, member, attorney, professional and advisor of and from any and all claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, their estates, or the Chapter 11 cases, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the date of entry of this Order.

5.         None of the Debtors, the Committee, WestLB, or their respective present or former subsidiaries, affiliates, agents, directors, officers, employees, members, shareholders, managers, agents, attorneys, other advisors and representatives, and each of their successors and assigns shall have or incur any liability to any person, including any holder of a claim or equity interest, for any act or omission in connection with, related to, arising out of the preparation or negotiation of the terms of the Motion and the dismissal of these chapter 11 cases (other than an act in contravention of the Motion or the implementation of this Order), except for willful misconduct or gross negligence. Paragraphs 4 and 5 of this Order provide the only releases and exculpations contained in this Order. Consistent with section 349 of the Bankruptcy Code, this

Order does not modify, amend, or abridge any releases, exculpations or survival provisions provided in any previous order of this Court, including, without limitation, the Final DIP Order and the following specific paragraphs thereof: Paragraph 48 (releasing claims against the Prepetition Agent and Prepetition Lender), Paragraph 49 (releasing claims against the DIP Agent and the DIP Lender), and Paragraph 62 (providing for the survival of the provisions of the Final DIP Order following a dismissal of the Debtors' chapter 11 cases).

6.           The Debtors are authorized, but not directed, to dissolve under applicable non bankruptcy law.

7.           The chapter 11 cases of Nova Holding Clinton County, LLC, Nova Biofuels Clinton County, LLC, Nova Holding Seneca, LLC, Nova Holding Trade Group, LLC, Nova Biofuels Trade Group, LLC, NBF Operations, LLC, Nova Biosource Technologies, LLC, Biosource America, Inc., and Nova Biosource Fuels, Inc. (the "Dismissed Debtors") are hereby dismissed, with such dismissal to be effective after the entry of this Order immediately upon the last of the following conditions precedent to occur of. (i) the closing of the sale of the Seneca Assets and Process Technology to REG Seneca; and (ii) the transfer of the Creditor Distribution to the Liquidating Trust and all remaining WestLB cash collateral, if any, to WestLB. The Creditor Distribution shall be transferred at the deemed direction of the Committee as grantor and the Debtors shall facilitate this transfer as required by the Committee into the Liquidating Trust as soon as practicable. Within three (3) business days of the dismissal becoming effective the Committee shall file a notice with the Court certifying that the Creditor Distribution has been made to the Liquidating Trust and specifying the time and date of the dismissal of all of the Dismissed Debtors' chapter 11 cases. The notice filed by the Committee shall be immediately served upon the Debtors, WestLB, the Indenture Trustee, the Office of the United States Trustee,

the Debtors’ consolidated list of top 30 unsecured creditors, and parties that have requested notice pursuant to Bankruptcy Rule 2002, with such service via electronic mail or First class mail.

8.           The chapter 11 case of Nova Biofuels Seneca, LLC, Case No. 09-11084, shall remain open to enable the estates' professionals to file final fee applications and to have this Court adjudicate the same.

9.           Any estate professional seeking payment of final fees in these cases that has not yet filed a final fee application shall file such final fee application on or before May 31, 2010. Before or after the entry of this Order and before or after such Order becomes effective, the Debtors may retain or cause to be escrowed with Debtors' counsel or its designee(s) cash in the amount budgeted under the Final DIP Order for the payment of Debtor and Committee professional fees and expenses, any unpaid quarterly fees due the Office of the United States Trustee, or other wind-down expenses referenced in Debtor budgets or forecasts filed with this Court and approved in writing by WestLB, free and clear of claims and interests pending allowance of any pending fee applications by the Court.

10.           A final hearing on professional fee applications is scheduled for June 22, 2010 at 1:00 pm.  This hearing is intended to address only those final fee requests that have not already been adjudicated by the Court. At such hearing Nova Biofuels Seneca, LLC shall present an order dismissing its chapter 11 case.

11.           Epiq Bankruptcy Solutions LLC ("Epiq") shall deliver to the Court the original proofs of claim filed against the Debtors that Epiq has received and shall deliver copies of the same to the Liquidating Trustee. Upon the completion of the foregoing, Epiq shall he discharged of its duties as noticing and claims agent in these cases.

12.        This order is not intended to nor shall it effect the validity of any other order entered in these chapter 11 cases, which remain in effect and enforceable, and include, without limitation, orders in respect of "first day" relief, orders in respect of the Indenture Trustee settlement, orders in respect of the use of cash collateral, the Final DIP Order, the Clinton Sale Order and the Seneca/Technologies Sale Order.

Dated: April 9, l2010
/s/ Kevin Gross
The Honorable Kevin Gross
United States Bankruptcy Judge